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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



________________________________________________________________________________

                                      FORM 8-K

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




October 28, 1997
Date of Report (Date of earliest event reported)
________________________________________________________________________________


                        INTEGRATED MEASUREMENT SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)


OREGON                                  93-0840631
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                            Commission File No. 0-26274

9525 S.W. GEMINI DRIVE,
BEAVERTON OR                            97008
(Address of principal executive         (zip code)
officers)

REGISTRANT'S TELEPHONE NUMBER,
INCLUDING AREA CODE:                    (503) 626-7117

________________________________________________________________________________

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ITEM 5.  OTHER EVENTS

     Press Releases

     HP and IMS Virtual Test Division Announce Software Tools That Bridge the Gap Between MCU Design and Test
          On October 28, 1997, Hewlett-Packard Company and Integrated Measurements Systems Virtual Test Division announced that IMS' TestDirect(TM) pattern generator and Digital VirtualTester(TM) pattern debugger will support HP's 83000 MCU series microcontroller test systems, helping to speed the test process and shortening time to market. Full text is attached to this report as Exhibit 99a.

     IMS Introduces TurboSTIL, Industry's First Standard Test Interface Language Writer for Easy Data Transfer Between EDA and ATE Environments
          On November 3, 1997, Integrated Measurement Systems Virtual Test Division introduced TurboSTIL. Full text is attached to this report as Exhibit 99b.

     IMS' Digital VirtualTester Wins Best in Test Award from Test and Measurement World; Award Reflects IMS' Virtual Test Division's Leadership Role in Virtual Test Technology.
          On December 15, 1997, Integrated Measurement Systems, Inc. announced that Digital VirtualTester(TM) has been named a 1997 Best in Test Award winner by Test & Measurement World magazine. Full text is attached to this report as Exhibit 99c.


ITEM 6. EXHIBITS

     (exhibit reference numbers refer to Item 601 of Regulation S-K)

     99a. Press Release -- HP and IMS Virtual Test Division Announce Software
          Tools That Bridge the Gap Between MCU Design and Test.

     99b. Press Release -- IMS Introduces TurboSTIL, Industry's First Standard
          Test Interface Language Writer for Easy Data Transfer Between EDA and ATE Environments

     99c. Press Release -- IMS' Digital VirtualTester Wins Best in Test Award from Test and Measurement World; Award Reflects IMS' Virtual Test Division's Leadership Role in Virtual Test Technology.

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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 6, 1998.

                              INTEGRATED MEASUREMENT SYSTEMS, INC.
                              (Registrant)

                              /s/   Sar Ramadan
                              -------------------------------------
                              Sar Ramadan
                              Chief Financial Officer